                                                                     EXHIBIT 2 A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                AIM GROUP, INC.,

                              AIM SOLUTIONS, INC.,

                         CLIENT SERVER SOLUTIONS, INC.,

                       CSS FINANCIAL SOFTWARE SALES, INC.

                                       AND

                                L. JOSEPH ARTIME,
                                MICHAEL GRIFFITH
                                       AND
                               WILLIAM BOYNES, JR.





                             Dated as of May 4, 1999

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I THE MERGER AND PLAN OF REORGANIZATION.................................
    SECTION 1.1. The Merger.....................................................
                 ----------
    SECTION 1.2. Effects of the Merger..........................................
                 ---------------------
    SECTION 1.3. Conversion of Company Shares...................................
                 ----------------------------
    SECTION 1.4. Pre Closing Transfers..........................................
                 ---------------------
    SECTION 1.5. Closing........................................................
                 -------

ARTICLE II CONVERSION OF THE SHARES.............................................
    SECTION 2.1. Conversion of the Company's Shares.............................
                 ----------------------------------
    SECTION 2.2. Adjustments; Delivery of Certificates..........................
                 -------------------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...............
    SECTION 3.1. Organization and Qualification.................................
                 ------------------------------
    SECTION 3.2. Certificate of Incorporation and By-Laws.......................
                 ----------------------------------------
    SECTION 3.3. Capitalization.................................................
                 --------------
    SECTION 3.4. Authority......................................................
                 ---------
    SECTION 3.5. No Conflict; Required Filings and Consents.....................
                 ------------------------------------------
    SECTION 3.6. Permits; Compliance............................................
                 -------------------
    SECTION 3.7. Financial Statements...........................................
                 --------------------
    SECTION 3.8. No Undisclosed Liabilities.....................................
                 --------------------------
    SECTION 3.9. Absence of Certain Changes or Events...........................
                 ------------------------------------
    SECTION 3.10. Absence of Litigation.........................................
                  ---------------------
    SECTION 3.11. Brokers.......................................................
                  -------
    SECTION 3.12. Tax Matters...................................................
                  -----------
    SECTION 3.13. Real Property.................................................
                  -------------
    SECTION 3.14. Intellectual Property.........................................
                  ---------------------
    SECTION 3.15. Tangible Assets...............................................
                  ---------------
    SECTION 3.16. Inventory.....................................................
                  ---------
    SECTION 3.17. Contracts.....................................................
                  ---------
    SECTION 3.18. Notes Receivable and Accounts Receivable......................
                  ----------------------------------------
    SECTION 3.19. Powers of Attorney............................................
                  ------------------
    SECTION 3.20. Insurance.....................................................
                  ---------
    SECTION 3.21. Employees.....................................................
                  ---------
    SECTION 3.22. Employee Benefits.............................................
                  -----------------
    SECTION 3.23. Guaranties....................................................
                  ----------
    SECTION 3.24. Environment, Health and Safety................................
                  ------------------------------
    SECTION 3.25. Certain Business Relationships with the Company...............
                  -----------------------------------------------
    SECTION 3.26. Delivery of Information.......................................
                  -----------------------
    SECTION 3.27. Product and Service Warranties................................
                  ------------------------------
    SECTION 3.28. Product and Service Liability.................................
                  -----------------------------
    SECTION 3.29. Certain Business Practices....................................
                  --------------------------

    SECTION 3.30. Disclosure...................................................................
                  ----------
    SECTION 3.31. Limitation on Representations and Warranties.................................
                  --------------------------------------------

ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER................................
 ...............................................................................................
    SECTION 3.1A.  Authorization of Transaction................................................
                   ----------------------------
    SECTION 3.2A.  Noncontravention............................................................
                   ----------------
    SECTION 3.3A.  Brokers' Fees...............................................................
                   -------------
    SECTION 3.4A.  Company Shares..............................................................
                   --------------
    SECTION 3.5A.  [Intentionally Deleted.]....................................................
    SECTION 3.6A.  Investment Representations..................................................
                   --------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER..................................
    SECTION 4.1. Organization and Qualification................................................
                 ------------------------------
    SECTION 4.2. Authority.....................................................................
                 ---------
    SECTION 4.3. No Conflict; Required Filings and Consents....................................
                 ------------------------------------------
    SECTION 4.4. Limitation on Representations and Warranties..................................
                 --------------------------------------------
    SECTION 4.5. Reports; Financial Statements.................................................
                 -----------------------------
    SECTION 4.6. Absence of Certain Changes or Events..........................................
                 ------------------------------------
    SECTION 4.7. Ownership of Buyer............................................................
                 ------------------
    SECTION 4.8. Brokers.......................................................................
                 -------
    SECTION 4.9. Capitalization................................................................
                 --------------

ARTICLE V COVENANTS............................................................................
    SECTION 5.1. Affirmative Covenants of the Company..........................................
                 ------------------------------------
    SECTION 5.2. Negative Covenants of the Company.............................................
                 ---------------------------------
    SECTION 5.3. Negative Covenants of Parent and Buyer........................................
                 --------------------------------------
    SECTION 5.4. Access and Information........................................................
                 ----------------------

ARTICLE VI ADDITIONAL AGREEMENTS...............................................................
    SECTION 6.1. Appropriate Action; Consents; Filings.........................................
                 -------------------------------------
    SECTION 6.2. Transfer of Company Liabilities Prior to the Closing Date.....................
                 ---------------------------------------------------------
    SECTION 6.3. Payment by Company of Certain Outstanding Obligations Prior to the Closing
                 --------------------------------------------------------------------------
    Date.......................................................................................
    ----
    SECTION 6.4. Employment and Non-Competition Agreements.....................................
                 -----------------------------------------
    SECTION 6.5. Landlord Approvals............................................................
                 ------------------
    SECTION 6.6. Contract Assignments/Novations................................................
                 ------------------------------
    SECTION 6.7. Best Efforts..................................................................
                 ------------
    SECTION 6.8. Public Announcements..........................................................
                 --------------------
    SECTION 6.9. Tail Insurance................................................................
                 --------------
    SECTION 6.10. No Competing Transaction.....................................................
                  ------------------------
    SECTION 6.11. Tax-Deferred Reorganization..................................................
                  ---------------------------
    SECTION 6.12. Additional Tax Matters......................................................
                  ----------------------
    SECTION 6.13. Registration Rights Agreement...............................................
                  -----------------------------
    SECTION 6.14. Redemption of Certain Shares of CSS and CSS Financial........................
                  -----------------------------------------------------
    SECTION 6.15. Expulsion of Certain Stockholders of CSS and CSS Financial..................
                  ----------------------------------------------------------
    SECTION 6.16. Termination of Shareholders Operating Agreements............................
                  ------------------------------------------------

    SECTION 6.17.  Stockholder Approval........................................................
                   --------------------
ARTICLE VII CLOSING CONDITIONS.................................................................
    SECTION 7.1. Conditions to Obligations of Each Party Under This Agreement..................
                 ------------------------------------------------------------
    SECTION 7.2. Additional Conditions to Obligations of Buyer and/or Parent...................
                 -----------------------------------------------------------
    SECTION 7.3. Additional Conditions to Obligations of the Company and the Stockholders......
                 ------------------------------------------------------------------------

ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION................................
    SECTION 8.1. Termination...................................................................
                 -----------
    SECTION 8.2. Investigation.................................................................
                 -------------
    SECTION 8.3. Amendment.....................................................................
                 ---------
    SECTION 8.4. Waiver........................................................................
                 ------
    SECTION 8.5. Fees, Expenses and Other Payments.............................................
                 ---------------------------------
    SECTION 8.6. Indemnification...............................................................
                 ---------------
ARTICLE IX GENERAL PROVISIONS..................................................................
    SECTION 9.1. Effectiveness of Representations, Warranties and Agreements...................
                 -----------------------------------------------------------
    SECTION 9.2. Notices.......................................................................
                 -------
    SECTION 9.3. Certain Definitions...........................................................
                 -------------------
    SECTION 9.4. Headings; Construction........................................................
                 ----------------------
    SECTION 9.5. Severability..................................................................
                 ------------
    SECTION 9.6. Entire Agreement and Modification.............................................
                 ---------------------------------
    SECTION 9.7. Assignment....................................................................
                 ----------
    SECTION 9.8. Parties in Interest...........................................................
                 -------------------
    SECTION 9.9. Waiver; Remedies Cumulative...................................................
                 ---------------------------
    SECTION 9.10. Further Assurances...........................................................
                  ------------------
    SECTION 9.11. Governing Law................................................................
                  -------------
    SECTION 9.12. Jurisdiction; Service of Process.............................................
                  --------------------------------
    SECTION 9.13. Counterparts.................................................................
                  ------------

EXHIBITS            DESCRIPTION
--------            ------------
Exhibit A           Form of Escrow Agreement
Exhibit A-1         Form of Promissory Note for L. Joseph Artime
Exhibit A-2         Form of Promissory Note for Michael Griffith
Exhibit A-3         Form of Promissory Note for William Boynes, Jr.
Exhibit B-1         Form of Employment Agreement for L. Joseph Artime
Exhibit B-2         Form of Employment Agreement for Michael Griffith
Exhibit B-3         Form of Employment Agreement for William Boynes, Jr.
Exhibit B-4         Form of Key Employment Agreement
Exhibit C-1         Form of Non-Competition Agreement for L. Joseph Artime
Exhibit C-2         Form of Non-Competition Agreement for Michael Griffith
Exhibit C-3         Form of Non-Competition Agreement for William Boynes, Jr.
Exhibit D           Legal Opinion of Counsel to the Company
Exhibit E           Legal Opinion of Counsel to Parent and Buyer
Exhibit F           Transferred Lease(s) and Landlord Consent(s)

Exhibit G           Registration Rights Agreement
Exhibit H-1         Articles of Merger
Exhibit H-2         Certificates of Merger
Exhibit I           Stockholder Payment Table

SCHEDULE
NUMBER              DESCRIPTION
--------            -----------
1.4                 Pre-Closing Transfers
2.1(e)              Calculation of Adjusted Working Capital
2.1(e)(ii)          Trial Balance
3.2                 Officers and Directors; Certificate of Incorporation and By-Laws;
                     Minutes; Stock Certificates and Transfer Books
3.3                 Capitalization Matters
3.5                 Filings and Consents
3.7                 Financial Statements
3.8                 Liabilities
3.9                 Certain Changes or Events of the Company
3.10                Litigation Matters
3.11                Brokers
3.12(c)             Tax Returns
3.12(f)             Additional Tax Matters
3.12(g)             Unpaid Taxes
3.13(a)             Real Property Owned
3.13(b)             Real Property Leased or Subleased
3.14(c)             Intellectual Property Owned
3.14(d)             Intellectual Property Licensed, Sublicensed, Agreements or Permission
3.15                Tangible Assets
3.16                Inventory
3.17                Contracts
3.20                Insurance Policies
3.21                Employees
3.22                Employee Benefit Plans
3.23                Guaranties
3.24                Environmental Matters
3.25                Certain Business Relationships with the Company
3.27                Standard Sale, Lease and Performance Terms and Conditions
5.2                 Negative Covenants
6.9                 Evidence of Discontinued Products and Operations Coverage Liability
                    Insurance
6.14                Redemption Transaction Agreement
6.16                Termination of Shareholders Operating Agreements
7.2(c)              Contracts or Agreements Requiring Consents or Waivers

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of May 4, 1999 (this "Agreement"), by and among AIM Group, Inc., a Delaware corporation ("Parent"); AIM Solutions, Inc., a Delaware corporation ("Buyer") and a wholly-owned subsidiary of Parent; Client Server Solutions, Inc., a Delaware corporation ("CSS") and CSS Financial Software Sales, Inc., a Georgia corporation ("CSS Financial" and, together with CSS, collectively, the "Company"); and L. Joseph Artime, Michael Griffith and William Boynes, Jr., stockholders of the Company ("Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Stockholders are the owners of certain of the issued and outstanding shares (all of such shares being collectively referred to as the "Shares") of the common stock, no par value per share, of CSS and of the common stock, no par value per share, of CSS Financial (the "Company Common Stock"), and the Buyer and Company desire to merge CSS and CSS Financial with and into the Buyer (the merger of CSS into Buyer shall be hereinafter referred to as the "CSS Merger," the merger of CSS Financial into the Buyer shall be hereinafter referred to as the "CSS Financial Merger" and, together the CSS Merger and CSS Financial Merger shall be collectively referred to as the "Merger"), all upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, Parent and the Stockholders are made a party hereto for the purposes as set forth herein; and

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 9.3.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                      THE MERGER AND PLAN OF REORGANIZATION

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles III, IIIA and IV hereof, unless the parties shall otherwise agree, (a) articles of merger in the form attached hereto as Exhibit H-1 (the "Articles of Merger") providing for the CSS Financial Merger shall be duly prepared and executed by Buyer and CSS Financial, and filed by Buyer, as the surviving corporation (sometimes also referred to as the "Surviving Corporation"), in accordance with the relevant provisions of the Georgia Business Corporation Code and the Delaware General Corporation Law; (b) a certificate of merger ("Certificate of Merger") providing for the CSS Merger shall be duly prepared and executed by Buyer and CSS, and filed by Buyer as the Surviving Corporation, in accordance with the relevant provisions of the Delaware General Corporation Law; and the parties hereto shall take any other actions required by law to make the Merger effective. Following the Merger, Buyer, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and both of CSS and CSS Financial shall cease to exist. The Merger shall be effective at the time (the "Effective Time") and on the date (the "Effective Date") that properly executed Articles of Merger and a Certificate of Merger are duly filed with the Secretary of State of Georgia and the Secretary of State of Delaware, respectively, in accordance with Section 14-2-1101 of the Georgia Business Corporation Code and Section 252 of the Delaware General Corporation Law, respectively; provided, however, that by mutual consent of the parties, such Articles of Merger and Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty
(30) days after such filing. At the Effective Time and Effective Date, a closing shall take place at the offices of Freedman, Levy, Kroll & Simonds, in Washington, D. C., as set forth in Section 1.5 hereof.

     SECTION 1.2 Effects of the Merger. The CSS Financial Merger shall have the effects set forth in Section 14-2-1106 of the Georgia Business Corporation Code and Section 259 of the Delaware General Corporation Law. The CSS Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law. As of the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Parent. The Articles of Incorporation of Buyer shall remain the Articles of Incorporation of the Surviving Corporation after the Effective Date unless and until amended in accordance with their terms and as provided by law. The bylaws of Buyer as in effect on the Effective Date shall be the bylaws of the Surviving Corporation unless and until amended in accordance with their terms and as provided by law.

     SECTION 1.3 Conversion of the Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer, the Company or the holder of any of the following securities:

          (a) Any shares of capital stock of the Company which are held in the treasury of the Company shall be cancelled.

          (b) All issued and outstanding shares of the capital stock of Buyer shall be converted into and become One Hundred (100) issued and outstanding shares of common stock of the Surviving Corporation.

          (c) Subject to Sections 1.1, 1.5, 2.1 and 2.2 of this Agreement, the Shares issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a total of Five Million Three Hundred Fifty Thousand Dollars ($5,350,000.00) ("Merger Consideration") payable in the form of: (i) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), less any amount necessary to consummate the Redemption Transaction (the "Cash Consideration"), in cash payable by wire transfer or delivery of other immediately available funds at the Closing by the Buyer to the Stockholders;
(ii) the issuance to the Stockholders at Closing of promissory notes in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00), in the forms attached hereto as Exhibits A-1, A-2 and A-3 (the "Notes"), having a term of two (2) years and bearing simple interest at the rate of three percent (3%) per annum, and (iii) the issuance of Three Million One Hundred Thousand Dollars ($3,100,000.00) worth of common stock of Parent, based upon a per share price of $3.00 per share (the "AIM Common Stock"), or One Million Thirty-Three Thousand Three Hundred Thirty-Three (1,033,333) shares of AIM Common Stock, with One Hundred Fifty Thousand

(150,000) of such shares (the "Escrow Shares") to be held in escrow and distributed to the Stockholders on such terms and conditions as set forth in the form of Escrow Agreement attached hereto as Exhibit A and Fifty Thousand (50,000) of such shares (the "Employee Shares") shall be issued in the name of and delivered to employees of the Company designated by the Stockholders prior to Closing, provided that any Employee shares not so designated shall be issued to the Stockholders in the relative proportions set forth on Exhibit I attached hereto and made a part hereof. The amount of the Merger Consideration payable to each Stockholder at Closing shall be paid in amounts specified in Exhibit I hereto. The Merger Consideration shall be subject to pre-Closing adjustments and post-Closing adjustments as set forth in Section 2.1(e) below. The portion of the Merger Consideration allocated to the covenant not to compete set forth in the Non-Compete Agreements attached hereto as Exhibits C-1, C-2 and C-3 shall equal one percent (1%) of the Merger Consideration (as modified by any Merger Consideration Adjustments made as of the Closing Date under Section 2.1(e)), and shall be payable at the Closing out of the cash portion of the Merger Consideration.

     SECTION 1.4 Pre-Closing Transfers. Notwithstanding anything contained herein to the contrary, prior to the Closing Date in accordance with Sections
6.2 and 6.3 hereof, the Company shall transfer, distribute and/or dispose of all of the following items (listed in detail on Schedule 1.4 attached hereto) to the Stockholders or to a third party at the direction of the Stockholders, all with the effect that the following items shall not be owned by the Company, nor assumed by Buyer, at the Closing Date: (i) any notes or accounts receivable due to the Company from its officers, directors or the Stockholders, or due from the Company to its officers, directors or the Stockholders; (ii) any real property owned by the Company (and any fixtures located thereon) and any mortgages, deeds of trust or other indebtedness on or relating to such real property for which the Company is liable in any manner whatsoever; (iii) any automobiles or vehicles leased or owned by the Company that are used for personal purposes by the Stockholders or any employee of the Company, and any leases or indebtedness on or relating to such automobiles or vehicles for which the Company are liable in any manner whatsoever; (iv) all life insurance policies owned by the Company or paid for by the Company; (v) all of the Company's Liabilities reflected on the Balance Sheet and any other Liabilities, other than those Liabilities consisting of Accounts Payable up to a maximum amount of Five Hundred Thousand Dollars ($500,000) and as otherwise set forth on Schedule 3.8, which Liabilities shall be assumed by the Stockholders; and (vi) any cash in excess of (a) the amount necessary to fully cover all checks issued by the Company up to and through the Closing Date and (b) Two Hundred Fifty Dollars ($250.00) for use by the Company as petty cash after the Closing. Any Taxes generated in connection with such transfers, distributions or disposals shall be borne solely by the Stockholders or shall be reimbursed to Buyer by the Stockholders. Furthermore, prior to the Closing Date, the Company shall fully pay all outstanding pension plan and profit sharing contributions due from the Company, and the Company shall terminate all such plans on or prior to the Closing Date.

     SECTION 1.5 Closing. The closing of the merger (the "Closing") will take place at the offices of Freedman, Levy, Kroll & Simonds, Washington, D. C., at 10:00 A.M. (EDT) no later than four (4) business days after the receipt by Parent of confirmation from the Georgia and

Delaware Secretaries of State that the Certificates of Merger have been approved as filed, or at such other place, time and date as the parties may agree upon in writing (the "Closing Date").

                                   ARTICLE II

                              CONVERSION OF SHARES

   Section 2.1 Conversion of the Company's Shares.

          (a) At the Closing, Parent and Buyer shall (i) deliver the Cash Consideration in cash payable by wire transfer or delivery of other immediately available funds to the Stockholders; (ii) issue the Notes attached hereto as Exhibits A-1, A-2 and A-3 to the Stockholders; (iii) issue to the Stockholders Seven Hundred Eighty-Three Thousand Three Hundred Thirty-Three (783,333) shares of AIM Common Stock; (iv) deliver the Employee Shares to the designated persons;
(v) deliver the Escrow Shares to Freedman, Levy, Kroll & Simonds, the escrow agent ("Escrow Agent") under the Escrow Agreement; and (vi) satisfy the Company's obligations under the Redemption Transaction, provided however that those obligations do not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). All such certificates of the AIM Common Stock shall bear the restrictive legend contained in Section 3.6A(vi) hereof.

          (b) At the Closing, the holders of certificate(s) which immediately prior to the Effective Time represented all of the Shares (the "Certificates") shall deliver the Certificates to Parent, and the Certificates shall be in such form and have such other provisions as Parent and the Company may reasonably specify. After the Effective Time, upon surrender of the Certificates to Parent (and, for the Escrow Shares, subject to the terms and vesting schedule of the Escrow Agreement), the Stockholders shall be entitled to receive in exchange for such Certificates (i) the certificates representing whole shares of AIM Company Common Stock (no fractional shares of AIM Common Stock shall be issued) which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificates so surrendered shall forthwith be cancelled, and
(ii) the Notes and cash amounts provided in Section 2.1(a) hereof.

          (c) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) No certificate or scrip representing fractional shares of AIM Common Stock shall be issued upon the surrender for exchange of Certificates, and any fractional share interests resulting from the conversion of the Company Shares into the shares of AIM Common Stock shall be rounded to the nearest whole share of AIM Common Stock within the total maximum number of 1,033,333 shares of AIM Common Stock to be issued in the Merger to the Stockholders.

          (e) Merger Consideration Adjustment.

              (i) Notwithstanding anything contained in this Agreement to the contrary, the Stockholders guarantee that the Company's adjusted working capital measured as of the close of business on the Closing Date (the "Adjusted Working Capital") shall be no less than Six Hundred Thousand Dollars ($600,000.00). Adjusted Working Capital shall be comprised of cash, Accounts Receivable, prepaid expenses, deposits, fixed asset purchases, accruals, customer deposits, deferred revenues, the debt of the Company to Buckhead Bank ("Bank Debt") and trade accounts payable (including employee expense reimbursement) incurred in the Ordinary Course of Business ("Accounts Payable") of the Company in the amounts and values set forth below in this Section 2.1(e)(i), but as adjusted as hereinafter provided in Section 2.1(e). The calculation of Adjusted Working Capital and its components as of the Closing Date shall be set forth on Schedule 2.1(e).

              (ii) If, on the Closing Date, Adjusted Working Capital is less than $600,000 , then the cash portion of the Merger Consideration payable pursuant to Section 2.1(a) shall be reduced by the amount of such deficiency ("Merger Consideration Adjustment"). The amount to be determined under this
Section 2.1(e)(ii) shall be based upon an estimated trial balance to be prepared by the Company and presented to the Buyer on or immediately prior to the Closing Date. This trial balance shall be attached hereto as Schedule 2.1(e)(ii).

              (iii) If, on the last day of the month in which the date that is nine (9) months after the Closing Date is contained (the "Post-Closing Date Adjustment Date"), Adjusted Working Capital measured as of the Closing Date is less than $600,000, then the Merger Consideration shall be reduced by the amount of such deficiency, less the amount of any adjustment to the Merger Consideration made under Section 2.1(e)(ii) above. The Buyer shall be entitled to reduce the first installment payment of principal and interest on the Notes by the amount of such deficiency, and next to reduce the outstanding principal balance of the Notes by any remaining deficiency, all in relative proportions set forth on Exhibit I hereto.

              (iv) If, on the Post-Closing Adjustment Date, Adjusted Working Capital is greater than $600,000, then the Merger Consideration shall be increased by half of the amount by which Adjusted Working Capital exceeds $600,000, and the Buyer shall pay the Stockholders half of the amount by which Adjusted Working Capital exceeds the amount set forth in Section 2.1(e)(i) in cash by wire transfer or delivery of other immediately available funds, with Buyer retaining the other half of that excess, subject to the provisions of Sections 2.1(e)(v) and (vi) hereof.

              (v) Solely for purposes of determining Adjusted Working Capital under Sections 2.1(e)(iii) and (iv) above, the amount of the Accounts Receivable component of Adjusted Working Capital shall be determined by comparing Accounts Receivable of the

Company measured at the Closing Date and the amount of such Accounts Receivable actually collected by Buyer for the period beginning on the day following the Closing Date and ending on the Post-Closing Adjustment Date. If Buyer subsequently collects any Accounts Receivable that were uncollected as of the Post-Closing Adjustment Date, Buyer shall be entitled to retain any such collections.

              (vi) The amounts to be determined under Sections 2.1(e)(iii),
(iv) and (v) shall be based upon a final Balance Sheet dated as of the Closing Date. Buyer may choose to have such final Balance Sheet prepared by a nationally-recognized, independent certified public accounting firm selected by the Buyer. Buyer shall deliver the calculation and determination of the Merger Consideration Adjustment to the Stockholders within forty-five (45) days after the Post-Closing Adjustment Date. Such calculation shall be deemed conclusive and binding on the parties for purposes of computing the Merger Consideration Adjustment unless the Stockholders object pursuant to the provisions of this
Section 2.1(e)(vi). If the Stockholders have any objections to the determination of the Merger Consideration Adjustment under this Section 2.1(e)(vi), then they must deliver a detailed statement describing their objections to the Buyer within thirty (30) days after receiving the appropriate determination of the Merger Consideration Adjustment and supporting calculations from the Buyer. The Buyer and the Stockholders will use reasonable efforts to resolve any such objections themselves. Any dispute regarding the determination of the Merger Consideration Adjustment shall be resolved in the manner set forth in Section 2.1(f) hereof. If the Stockholders do not provide such written notice to Buyer within such 30-day period, then Buyer shall make the appropriate Merger Consideration Adjustment in accordance with this Section 2.1(e) within ten (10) days after the date by which the Stockholders were required to provide such written notice under this Section 2.1(e)(vi).

              (vii) In the event the Merger Consideration Adjustment results in a reduction in the principal amount of the original Notes, the original Notes shall be deemed to have been canceled on the Post-Closing Adjustment Date, and the Stockholders shall have the right to receive replacement promissory notes (the "Replacement Notes") from the Buyer. Upon surrender of the original Notes for cancellation to the Buyer, the Buyer shall promptly issue the Replacement Notes to the Stockholders, which Replacement Notes shall have a principal balance equal to the principal balance of the original Notes less the portion of the Merger Consideration Adjustment that results in a reduction in the principal amount of the original Notes. The Replacement Notes shall be guaranteed by Parent. The reduced principal amount and interest on the reduced principal amount of the Replacement Notes shall be payable on the same terms, payment dates and conditions as the original Notes.

          (f) Dispute Resolution Mechanism. If the parties do not obtain a final resolution of a dispute regarding the determination of the Merger Consideration Adjustment under Section 2.1(e) hereof within thirty (30) days after Buyer has received the statement of objections from the Stockholders, the Buyer and the Stockholders will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Stockholders are unable to agree on the choice of an accounting firm, Buyer will select a nationally-recognized, independent certified public accounting firm. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. Buyer will revise the determination of the Merger Consideration Adjustment, as the case may be and as appropriate, to reflect the resolution of any objections thereto.

                    (i) In the event the parties submit any unresolved objections with respect to the determination of the amount of the Merger Consideration Adjustment to an accounting firm for resolution as provided herein, Buyer and Stockholders will share responsibility for the fees and expenses of the accounting firm as follows:

                         (A) if the accounting firm agrees with Buyer's
determination of the amount of the Merger Consideration Adjustment (with the amount so determined by the Buyer referred to herein as the "Buyer's Value"), Stockholders will be responsible for all of the fees and expenses of the accounting firm incurred in connection with the preparation of the determination with which the accounting firm agrees;

                         (B) if the accounting firm agrees with the
Stockholders' determination of the amount of the Merger Consideration Adjustment (with the amount so determined by the Stockholders referred to herein as the " Stockholders' Value"), Buyer will be responsible for all of the fees and expenses of the accounting firm incurred in connection with the preparation of the determination with which the accounting firm agrees; and

                         (C) if the accounting firm determines that the amount
of the Merger Consideration Adjustment (the "Actual Value") is different from either the Buyer's Value or the Stockholders' Value, the party whose determination is closest to the Actual Value will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the closest party's determination and the Actual Value over
(y) the greater of the difference between (I) the Buyer's Value and the Stockholders' Value and (II) the other party's determination (which is furthest from the Actual Value) and the Actual Value, and the other party will be responsible for the remainder of the fees and expenses.

                    (ii)Each party will make the work papers and back-up materials used in determining the Buyer's Value and Stockholders' Value available to the other party and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (I) the preparation of Buyer's Value or Stockholders' Value, (II) the review by either party of the other party's determination of the Merger Consideration Adjustment, and (III) the resolution by the parties of any objections thereto.

     Section 2.2 Adjustments; Delivery of Certificates. If, between the date of this Agreement and the Effective Time, the Shares or the shares of AIM Common Stock shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount into which the Company Shares will be converted in the Merger shall be correspondingly adjusted.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     Each of the Company and the Stockholders hereby represent and warrant, jointly and severally, to Parent and Buyer as follows as of the date of this Agreement and as of the Closing Date:

     SECTION 3.1 Organization and Qualification. Each of CSS and CSS Financial is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Company Material Adverse Effect. The Company has no Subsidiaries, and does not, directly or indirectly, own or control any investment or interest (whether in the form of debt or equity) in any other Person.

     SECTION 3.2 Certificate of Incorporation and By-Laws. Schedule 3.2 contains
(i) a list of the officers and directors of the Company, (ii) complete and correct copies of the Certificate of Incorporation and By-Laws or equivalent organizational documents of each of CSS and CSS Financial, in each case as amended or restated, as in effect as of the Closing Date, (iii) the minute books relating to all meetings of stockholders, board of directors and committees of the Company, (iv) stock certificate books of the Company and (v) stock transfer books of the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated. In addition, the minute books (containing the record of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock transfer books of the Company are correct and complete.

     SECTION 3.3 Capitalization. The authorized capital stock of the CSS consists of Five Thousand (5,000) shares of common stock, of which One Thousand One Hundred Eighteen and one-half (1,118.5) shares will be issued and outstanding immediately prior to the Effective Time, and (a) all of which Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, CSS's Certificate of Incorporation or By-Laws or any agreement to which CSS is a party or bound, (b) zero (0) shares of common stock were held in treasury of CSS and (c) as of the Closing Date, all of the issued and outstanding shares of common stock shall be owned by and held in the name of the Stockholders. The authorized capital stock of the CSS Financial consists of Five Thousand (5,000) shares of common stock, of which One Thousand One Hundred Eighteen and one-half (1,118.5) shares will be issued and outstanding immediately prior to the Effective Time, and (a) all of which Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the CSS Financial's Articles of Incorporation or

By-Laws or any agreement to which CSS Financial is a party or bound, (b) zero
(0) shares of common stock were held in treasury of CSS Financial and (c) as of the Closing Date, all of the issued and outstanding shares of common stock shall be owned by and held in the name of the Stockholders. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Company's stockholders may vote. Except as set forth on Schedule 3.3 hereto, there are no options, warrants, calls or other rights (including subscription rights or registration rights), agreements, proxies, voting rights agreements, voting trusts, arrangements or commitments of any character, presently outstanding, which (i) obligate the Company to issue, deliver or sell shares of its capital stock or debt securities, (ii) obligate the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, (iii) obligate the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or (iv) relate to the issued or unissued capital stock of, or other equity interests in, the Company.

     SECTION 3.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and subject to any necessary stockholder approval of the Merger, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, except for any required approval of the Merger and any adoption of this Agreement by the stockholders of the Company in connection with the consummation of the Merger, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Stockholders, Parent and Buyer, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 3.5 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated of CSS or CSS Financial, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") and applicable to the Company or by which any of its properties is bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or Assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which CSS or CSS Financial or any of their respective properties is bound or subject, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Company Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities") based on Laws and other requirements of Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act and the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement.

     SECTION 3.6 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"). The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or which any of its properties is bound by or subject to or (b) any of the Company Permits, the failure to obtain or the violation of which would have a Company Material Adverse Effect. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. To the Knowledge of the Stockholders, there is no action, proceeding or investigation pending or threatened regarding the suspension or cancellation of any of the Company permits.

     SECTION 3.7 Financial Statements. Schedule 3.7 contains true, correct and complete copies of the unaudited balance sheet of each of CSS and CSS Financial as of December 31, 1998 (the "Balance Sheet"), and the related statements of operations, statements of cash flows and statements of stockholders equity for the period then ended, and the notes and schedules thereto, together with the report thereon of Frazier & Deeter, LLC (collectively, the "Financial Statements"). The Financial Statements are attached hereto as Schedule 3.7 and have been prepared from books and records of CSS and CSS Financial on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements fairly present the financial condition, results of operations and changes in cash flows of CSS and CSS Financial at the dates thereof and for the periods indicated in the Financial Statements. No financial statement of any Person other than the Company is required by GAAP to be included in the Financial Statements, other than included herein.

     SECTION 3.8 No Undisclosed Liabilities. Except as set forth on Schedule 3.8, the Company has no liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("Liability" or "Liabilities") that could reasonably be expected to have a Company Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities fully reflected or reserved against on the face of the Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since December 31, 1998 through the Closing Date.

     SECTION 3.9 Absence of Certain Changes or Events. Since December 31, 1998, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. Without limiting the generality of the foregoing, since that date and except as otherwise disclosed in Schedule 3.9:

          (a) the Company has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than sales to its customers for fair consideration in the Ordinary Course of Business;

          (b) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

          (c) no party (including the Company) has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Company is a party or by which the Company is bound;

          (d) the Company has not imposed, granted, allowed or consented to any Security Interest upon any of its Assets;

          (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than an aggregate of Fifty Thousand Dollars ($50,000.00), unless with respect to a capital expenditure made after the date hereof, otherwise approved in writing by the Buyer, or outside the Ordinary Course of Business;

          (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other Person (or series of related capital investments, loans, and acquisitions);

          (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (h) the Company has not delayed or postponed the payment of Accounts Payable, Accrued Expenses or other Liabilities outside the Ordinary Course of Business;

          (i) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

          (j) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (k) there has been no change made or authorized in the Certificate of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated of CSS or CSS Financial prior to May 3, 1999;

          (l) neither CSS or CSS Financial has issued, sold or otherwise disposed of any of its respective capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its respective capital stock;

          (m) neither CSS or CSS Financial has declared, set aside, or paid any dividend or made any distribution with respect to its respective capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its respective capital stock;

          (n) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its Assets;

          (o) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

          (p) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (q) the Company has not granted any increase in the compensation of any of its directors, officers and employees;

          (r) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (s) the Company has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

          (t) the Company has not made any political contribution or pledged to make any charitable contribution;

          (u) the Company has not done any act, or failed to do any act which it had a duty or obligation to perform, which has or could result in a breach of any obligation of the Company;

          (v) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Company; and

          (w) the Company has not committed to any of the foregoing.

     SECTION 3.10 Absence of Litigation. Except as set forth on Schedule 3.10,
(a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any properties or rights of the Company, which, if finally determined adversely, are reasonably likely to have a Company Material Adverse Effect, and (b) the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any court or Governmental Entity, or any judgment, order, writ, injunction, decree or award of any court, Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in
Schedule 3.10, to the Knowledge of the Company and the Stockholders there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect. The Company has delivered to Parent or Buyer copies of all pleadings, correspondence and other documents relating to each matter disclosed in Schedule 3.10.

     SECTION 3.11 Brokers. Except as set forth on Schedule 3.11, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a correct copy of all agreements between the Company and any broker, finder or investment adviser pursuant to which such firm or individual would be entitled to any payment relating to the Merger. The Merger Consideration shall be reduced to reflect the payment of such fees by the Company in the event any such fees are not paid by the Stockholders or by the Company prior to the Closing Date.

     SECTION 3.12 Tax Matters.

          (a) The Company has filed all Tax Returns in a timely manner that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return.

          (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (c) There is no dispute or claim concerning any Liability for Taxes of the Company claimed or raised by any Governmental Entity. Schedule 3.12(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

          (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company has not filed any consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, or is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract, or otherwise.

          (f) Schedule 3.12(f) sets forth the following information with respect to the Company as of the most recent practicable date: (A) the adjusted tax basis of the Company in its Assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any inter-company items or any deferred gain or loss allocable to the Company with respect to any inter-company transaction.

          (g) Schedule 3.12(g) sets forth the amount of all unpaid Taxes of the Company as of the Closing Date.

     SECTION 3.13 Real Property.

          (a) Schedule 3.13(a) lists and describes all real property owned by the Company. The Company represents and warrants that no Lien or Encumbrance exists with respect to any such property, except as fully described on Schedule 3.13(a). The Company will not own any real property as of the Closing Date.

          (b) Schedule 3.13(b) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Buyer correct and complete copies of the leases and subleases listed in Schedule 3.13(b). With respect to each lease and sublease listed in Schedule 3.13(b):

               (i) to the Knowledge of the Company and the Stockholders, the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

               (ii) to the Knowledge of the Company and the Stockholders, the consummation of the Merger will not affect the terms or enforceability of the lease or sublease;

               (iii) to the Knowledge of the Company and the Stockholders, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) to the Knowledge of the Company and the Stockholders, no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

               (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

               (vii) to the Knowledge of the Company and the Stockholders, all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations the failure to obtain or the violation of which would have a Company Material Adverse Effect; and

               (viii) all facilities leased or subleased thereunder are supplied with functional utilities and other services necessary for the normal and usual operation of said facilities.

     SECTION 3.14 Intellectual Property.

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Company's business as presently conducted. Each item of Intellectual Property owned or used by the Company is owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing Date. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third party. None of the Stockholders, directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any oral or written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c) Schedule 3.14(c) identifies each patent or trademark and copyright registration which has been issued to the Company or any Affiliate of the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any Affiliate of the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company or any Affiliate of the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Schedule 3.14(c) also identifies each trade name or unregistered trademark used by the Company or any Affiliate of the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3.14(c):

               (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (ii) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

               (iii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

               (iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of such item; and

               (v) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

          (d) Schedule 3.14(d) identifies each item of Intellectual Property that any third party owns and that the Company or any Affiliate of the Company uses pursuant to license, sublicense, agreement or permission, other than shrink-wrap licenses for personal computer software. The Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.14(d):

               (i) the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect;

               (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

               (v) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

               (vi) with respect to each sublicense, the representations and warranties set forth in items (i) through (iv) above are true and correct with respect to the underlying license;

               (vii) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

               (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Stockholders, threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

               (ix) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) Neither the Stockholders nor any of the directors and officers (nor any employees with responsibility for Intellectual Property matters) of the Company have any Knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     SECTION 3.15 Tangible Assets. Schedule 3.15 lists all the tangible Assets of the Company. Except as set forth on Schedule 3.15, the Company owns and has good and marketable title to all the tangible property and Assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, including, but not limited to, those Assets listed on Schedule 3.15. The Company has no Knowledge of any defects in any of the tangible Assets in accordance with normal industry practice, and the tangible Assets are in good operating condition and repair. There are no Security Interests on any of the Assets of the Company, except as set forth in Schedule 3.15.

     SECTION 3.16 Inventory. Schedule 3.16 lists all the inventory ("Inventory") of the Company as of May 3, 1999. The Inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods/work-in-process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory write-down set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. Except as set forth on Schedule 3.16, there are no Security Interests on any of the Inventory of the Company.

     SECTION 3.17 Contracts. Schedule 3.17 lists the following Contracts and other agreements to which the Company is a party as of the date hereof:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments of any amount or for a term of more than one (1) year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services of any amount or which has a term of any duration;

          (c) any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in any amount, or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

          (e) any agreement concerning confidentiality or non-competition;

          (f) any agreement with the Stockholders or Affiliates of the Stockholders;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

          (h) any collective bargaining agreement;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

          (j) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Ten Thousand Dollars ($10,000.00).

     The Company has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 3.17 and attached a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule
3.17. With respect to each such agreement, to the Knowledge of the Company and the Stockholders: (i) such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) such agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under such agreement; and (iv) no party has repudiated any provision of such agreement.

     SECTION 3.18 Notes Receivable and Accounts Receivable. All notes receivable and accounts receivable, other than those accounts receivable transferred to the Stockholders prior to Closing, as listed on Schedule 1.2(b)(i) (collectively, "Accounts Receivable"), of the Company are reflected properly on its books and records and, to the best Knowledge of the Company, are valid receivables subject to no known setoffs or counterclaims and have arisen only from bona fide arms-length transactions in the Ordinary Course of Business of the Company. On the Closing Date, there are no Accounts Receivable due from the Stockholders or any of the Company's officers or directors.

     SECTION 3.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     SECTION 3.20 Insurance. Schedule 3.20 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

          (a) the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (c) the policy number, the period of coverage and the amount of the annual premiums payable;

          (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy and to the Knowledge of the Company and the Stockholders: (i) such policy is legal, valid, binding, enforceable and in full force and effect; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Schedule 3.20 also describes any self-insurance arrangements affecting the Company.

     SECTION 3.21 Employees. Schedule 3.21 sets forth a true and complete list of all employees of the Company, their respective positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof and as of the Closing Date. Except in connection with the Redemption Transaction, to the Knowledge of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee or group of employees has any plans to terminate employment with the Company. Except as set forth in Schedule 3.21, each employee of the Company is employed on an "at will" basis and has no right to any material compensation following termination of employment. Each employee of the Company has executed a proprietary information and inventions agreement in the form provided to counsel for Parent and Buyer. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Knowledge of the Company and the Stockholders, the Company has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     SECTION 3.22 Employee Benefits.

          (a) Except as set forth on Schedule 3.22, with respect to all employees, former employees, directors and independent contractors of the Company and their dependents and beneficiaries, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on Schedule 3.22 are herein referred to as the "Company Employee Benefit Plans." Each Company Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, other applicable Laws and governing documents and agreements. With respect to each Company Employee Benefit Plan, there has been no act or omission by the Company or any ERISA Affiliate that would impair the right or ability of the Company or any ERISA Affiliate to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Company has delivered to Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other governmental agencies with respect to the past three (3) plan years other than IRS Form 5500 filings; and (v) the most recent summary plan description.

          (b) Neither the Company nor any of its directors, officers or employees has any Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements.

          (c) No Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Company Employee Benefit Plan has any unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice.

          (d) Neither the Company nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

          (e) With respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any Affiliates could be liable for a material Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a material civil penalty under Section 502(c) of ERISA.

          (f) There is no pending, or to the Knowledge of the Company, threatened legal action, proceeding, audit, examination or investigation against or involving any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). To the Knowledge of the Company, there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

     SECTION 3.23 Guaranties. Except as set forth in Schedule 3.23, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     SECTION 3.24 Environment, Health and Safety.

          (a) Except as set forth on Schedule 3.24, the Company has complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws. The Company has provided Buyer with correct and complete copies of all reports and studies within the possession or control of the Company or the Stockholders with respect to past or present environmental conditions or events at any real property presently or previously owned or leased by the Company.

          (b) Except as set forth on Schedule 3.24, the Company has no Liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

          (c) Except as set forth on Schedule 3.24, all properties owned (previously or currently) or leased and equipment used in the business of the Company, and its predecessors and Affiliates, have been free of asbestos, PCB's, underground storage tanks, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, polychlorinated biphenyls, landfills, surface impoundments, disposal areas and Extremely Hazardous Substances.

     SECTION 3.25 Certain Business Relationships with the Company. Except as described in Schedule 3.25, neither the Stockholders nor any Affiliates of the Stockholders have been involved in any business arrangement or relationship with the Company within the past twelve (12) months (other than employment by the Company), and neither the Stockholders nor any Affiliates of the Stockholders own any Asset which is used in the business of the Company.

     SECTION 3.26 Delivery of Information. The Stockholders acknowledge the receipt and review by the Stockholders of the most recent filings made by Parent with the SEC under the Securities Act and the Exchange Act.

     SECTION 3.27 Product and Service Warranties. To the Knowledge of the Company and the Stockholders, each product sold, leased or delivered, and each service performed, by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for the replacement or repair of any product, the substandard performance of any service, or other damages in connection with the product sold or services provided by the Company, subject only to the reserve for product and service warranty claims set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product sold, leased or delivered, or service performed, by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or performance. Schedule 3.27 includes copies of the standard terms and conditions of sale, lease or performance for the Company (containing applicable guaranty, warranty and indemnity provisions).

     SECTION 3.28 Product and Service Liability. To the Knowledge of the Company and the Stockholders, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability) arising out of any injury or damages (whether actual or alleged) to any Person or its property or its business operations or prospects as a result of the ownership, possession or use of (i) any product sold, leased or delivered by the Company or (ii) any service performed by the Company.

     SECTION 3.29 Certain Business Practices. Neither the Company nor any director, manager, officer, stockholder, agent or employee of the Company has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 3.30 Disclosure. No representation, warranty or covenant made by the Company or the Stockholders in this Agreement or in any exhibit or schedules delivered pursuant hereto contains an untrue statement of a material fact, and except as set forth herein or in any such exhibit or schedule, neither the Company nor the Stockholders know of any fact or circumstances which is reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.31 Limitation on Representations and Warranties. Neither the Company nor the Stockholders make any representation or warranty to the Buyer or Parent regarding the probable success or profitability of the Company after the Closing Date.

                                  ARTICLE IIIA

               REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDERS

     Stockholders hereby represent and warrant to Parent and Buyer as follows:

     SECTION 3.1A Authorization of Transaction. The Stockholders have full power and authority to execute and deliver this Agreement and to perform all obligations hereunder and thereunder required to be performed by the Stockholders. This Agreement constitutes the valid and legally binding obligation of the Stockholders, enforceable in accordance with its terms and conditions. Each Stockholder is a natural person over 21 years of age. None of the Stockholders has had a legal representative appointed by a court of law or otherwise to act in behalf of the Stockholders or with respect to any property of the Stockholders. The Stockholders are not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

     SECTION 3.2A Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which the Stockholders are subject or (b) except with respect to Shareholders Operating Agreements, which will be terminated prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Stockholders are a party, by which the Stockholders are bound or to which any Assets of the Stockholders are subject.

     SECTION 3.3A Brokers' Fees. Except as set forth on Schedule 3.11, Stockholders have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     SECTION 3.4A Company Shares. As of the Closing Date, Stockholders will hold of record and will own beneficially all the outstanding shares of Company Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Encumbrances, Security Interests, options, warrants, purchase rights, contracts, commitments and/or other rights whatsoever. Except with respect to Shareholders Operating Agreements, which will be terminated prior to Closing, none of the Stockholders is a party to any option, warrant, purchase right or other contract or commitment whatsoever that could require any of the Stockholders to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). As of the Closing Date, Stockholders shall not be parties to any voting trust, proxy, voting rights agreement or other agreement or understanding with respect to the voting of any capital stock of the Company.

     SECTION 3.5A [Intentionally Deleted.]

     SECTION 3.6A Investment Representations. With respect to the AIM Common Stock being issued to the Stockholders as part of the Merger Consideration, the Stockholders represent and warrant to the Buyer and Parent as follows:

          (i) Experience. The Stockholders are capable of evaluating the merits and risks of this investment, have the capacity to protect their own respective interests, and have the financial ability to bear the economic risks of the investment.

          (ii) Investment. The Stockholders are acquiring the AIM Common Stock for investment for their own account and not as nominees or agents, and not with a view to, or for resale in connection with, any distribution thereof. The Stockholders understand that the AIM Common Stock to be delivered has not been and may not be registered under the Securities Act of 1933 (the "Securities Act") by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of their representations as contained herein. The Stockholders are domiciled in the State of Georgia, except for L. Joseph Artime, who is a resident of Florida.

          (iii) Holding Period. The Stockholders acknowledge that the AIM Common Stock may not be sold in the absence of an effective registration statement under the Securities Act or unless an exemption from such registration is available.

          (iv) Access to Information. The Stockholders have had a reasonable opportunity to discuss Parent's business, management and financial affairs with its management and the opportunity to review in detail Parent's publicly available information related to the Stockholders' investment in Parent. The Stockholders' questions pertaining to Parent were answered fully and to the Stockholders' satisfaction.

          (v) Securities Administrators. The Stockholders understand that no securities administrator of any state has made any finding or determination relating to the fairness of the investment and that no securities administrator of any state has or will recommend or endorse the purchase of the AIM Common Stock.

          (vi) Transfer and Legend. The AIM Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless it is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The Stockholders acknowledge that the certificate representing the AIM Common Stock shall be endorsed with a legend which provides substantially as follows:

                The securities evidenced hereby have not been registered under the Securities Act of 1933, or the laws of any other jurisdiction, and may not be sold, transferred, assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities or AIM Group, Inc. receives an opinion of counsel for the holder of the securities (concurred in by counsel for AIM Group, Inc.) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act and applicable securities laws.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Parent and Buyer hereby represent and warrant, jointly and severally, to the Company and the Stockholders that:

     SECTION 4.1 Organization and Qualification. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and each of Parent and Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.2 Authority. Each of Parent and Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Parent or Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Buyer and, assuming the due authorization, execution and delivery thereof by the Stockholders and the Company, constitutes the legal, valid and binding obligations of Parent and Buyer enforceable in accordance with its terms.

     SECTION 4.3 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Parent and Buyer do not, and the performance of this Agreement by Parent and Buyer will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Buyer, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent or Buyer or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on, any of the properties or Assets of Parent or Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Buyer is a party or by which Parent or Buyer or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Buyer do not, and the performance of this Agreement by Parent and Buyer will not, require Parent or Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act and the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Parent or Buyer from performing its obligations under this Agreement.

     SECTION 4.4 Limitation on Representations and Warranties.

          (a) Neither Parent nor Buyer makes any other representation or warranty to the Company or the Stockholders, or any of the Company's or the Stockholders' employees, agents, consultants or representatives except as expressly provided in this Agreement.

          (b) Neither Parent nor Buyer make any representation or warranty to the Company or the Stockholders regarding the probable success or profitability of Buyer or Parent.

     SECTION 4.5 Reports; Financial Statements.

          (a) Parent is current in all forms, reports, statements and other documents required to be filed with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the financial position of Parent as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

     SECTION 4.6 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since the end of the calendar period for which Parent filed its most recent Parent SEC Report, there has not been (a) a Parent Material Adverse Effect or (b) any significant change by Parent in its accounting methods, principles or practices.

     SECTION 4.7 Ownership of Buyer. All of the outstanding capital stock of Buyer is owned directly by Parent.

     SECTION 4.8 Brokers. Parent and Buyer have engaged a broker in connection with this and other transactions. To the extent there is any fee for the services of the broker retained by Parent and Buyer in connection with the transactions contemplated by this Agreement, Parent and Buyer shall be solely responsible for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 4.9 Capitalization. The authorized capital stock of the Parent consists of Twelve Million (12,000,000) shares of AIM Common Stock, of which One Million Three Hundred Sixty Thousand Two Hundred One (1,360,201) shares are issued and outstanding as of the date of this Agreement, and (a) all of which shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Certificate of Incorporation or By-Laws or any agreement to which the Parent is a party or bound, (b) Three Thousand One Hundred Fifty (3,150) shares of AIM Common Stock were held in treasury of the Parent and (c) the issued and outstanding shares of Parent are traded publicly on the NASD Bulletin Board. Parent also has authorized One Million (1,000,000) shares of preferred stock, of which One Hundred Fifty Thousand (150,000) shares are issued and outstanding. The authorized capital stock of the Buyer consists of one hundred thousand (100,000) shares of common stock, of which one hundred (100) shares are issued and outstanding as of the date of this Agreement, and (a) all of which shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Buyer's Certificate of Incorporation or By-Laws or any agreement to which the Buyer is a party or bound, (b) zero (0) shares of common stock were held in treasury of the Buyer and

(c) all of the issued and outstanding shares of common stock are owned by and held in the name of AIM Group, Inc.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will: (a) operate only in the Ordinary Course of Business; and (b) use its best efforts to (1) preserve and/or maintain, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with its present employees and Persons having significant business relations with it, including, without limitation, suppliers and customers, (2) maintain and keep its properties and Assets in as good repair and condition as at present, ordinary wear and tear excepted, (3) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and (4) at the request of Parent or Buyer, obtain pre-clearance certificates and file such instruments and documents as are necessary to permit Buyer to merge the Company with and into the Buyer on the Closing Date or immediately following the Closing Date.

     SECTION 5.2 Negative Covenants of the Company. Except as expressly contemplated by this Agreement (including, without limitation, Section 1.4 hereof) or as previously disclosed to Buyer or Parent in writing on Schedule 5.2, or otherwise consented to in writing by Buyer or Parent, from the date of this Agreement until the Closing Date, the Company shall not, directly or indirectly through any Affiliate or otherwise (and the Stockholders shall not and shall not cause the Company to), and shall not permit any Affiliate to directly or indirectly, do any of the following:

          (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any person other than persons to replace existing employees who cease to be employed with the Company prior to the Closing, with such replacement persons being hired at the same total cost and salary as the former whom they are replacing;

          (b) except as contemplated by the Redemption Transaction, declare or pay any dividend on or make any other distribution in respect of, outstanding shares of its capital stock;

          (c) except as contemplated by the Redemption Transaction, (i) redeem, purchase or otherwise acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock, or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business) which are material, individually or in the aggregate, to the Company;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material Assets (other than in the Ordinary Course of Buisness);

          (g) propose or adopt any amendments to its Certificate of Incorporation or its By-Laws or equivalent organizational documents;

          (h) (i) change any of its methods of accounting in effect on the date of the Balance Sheet, or (ii) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income Tax Return for the taxable year ended December 31, 1998, except, in the case of clause (i) or clause (ii), as may be required by Law or GAAP;

          (i) enter into any Contract outside the Ordinary Course of Business;

          (j) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

          (k) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

          (l) make any capital expenditures other than in the Ordinary Course of Business, unless the Company has received the prior written consent of the Buyer;

          (m) amend or renew, or enter into any Contract involving operations outside of the United States; or

          (n) take or agree to take any action that would or is reasonably likely to result in any representations and warranties of the Company or the Stockholders set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

     SECTION 5.3 Negative Covenants of Parent and Buyer. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Closing Date, Parent and Buyer will not take or agree to take any action that would or is reasonably likely to result in any representations and warranties of Parent or Buyer set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

     SECTION 5.4 Access and Information. The Company shall (i) provide Parent, Buyer and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, the "Parent Representatives"), with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to their assets, properties, Contracts, books, records and all such other information and data concerning the business and operations of the Company as Parent, Buyer or any of the Parent Representatives reasonably may request in connection with such investigation. Such investigation will involve, among other things, Parent's or Buyer's review and confirmation of the Company's Financial Statements, the legal review of the Company's Contracts and leases, the review of the Company's patient, client and referral lists and reference checks of the Company. Parent will provide the Stockholders with all information reasonably requested by the Stockholders to enable the Stockholders to evaluate the merits of the Merger.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1 Appropriate Action; Consents; Filings.

          (a) The Company, Parent and Buyer shall each use its best efforts to:
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Buyer or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger;
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that Parent, Buyer and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company, Parent and Buyer shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) (i) Each of the Company, Parent and Buyer shall give any notices to third parties, and use its best efforts to obtain any third party consents
(A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the schedules contained herein, (C) otherwise required under any Contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing Date or a Parent Material Adverse Effect from occurring prior to or after the Closing Date.

              (ii) In the event that any party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use its best commercially reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company, Parent and Buyer and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

     SECTION 6.2 Transfer of Company Liabilities Prior to the Closing Date. The Company and the Stockholders shall do all acts necessary to transfer, distribute and/or dispose of all long-term Liabilities of the Company reflected on the Balance Sheet and any long-term Liabilities arising after the date of the Balance Sheet up to and through the Closing Date (other than those Liabilities reflected on Schedule 3.8) to the Stockholders, and the Stockholders shall assume such Liabilities all with the effect that such Liabilities shall not be owned by the Company, nor assumed by Buyer, at the Closing Date. Any Taxes generated in connection with such transfers, distributions or disposals shall be borne by the Stockholders or shall be reimbursed to the Buyer by the Stockholders.

     SECTION 6.3 Payment by Company of Certain Outstanding Obligations Prior to the Closing Date. Prior to the Closing Date, the Company and the Stockholders shall do all acts necessary to cause the Company to fully pay all outstanding pension plan and profit sharing contributions due from the Company, if any, and the Company shall terminate all such plans on or prior to the Closing Date.

     SECTION 6.4 Employment and Non-Competition Agreements. Prior to the Closing Date, the Stockholders shall do all acts necessary (i) to cause the Stockholders and all employees of the Company designated by Parent or the Buyer to execute the form of Employment and Non-Competition Agreements attached hereto as Exhibits B-1, B-2, B-3 and B-4 and to deliver all such fully-executed Employment and Non-Competition Agreements to Parent and Buyer prior to the Closing Date; and
(ii) to cause the Stockholders to also execute the Non-Competition Agreements attached hereto as Exhibits C-1, C-2 and C-3, and deliver such fully-executed Non-Competition Agreements to Parent and Buyer prior to the Closing Date.

     SECTION 6.5 Landlord Approvals. Prior to the Closing Date, the Company and the Stockholders shall use their best commercially reasonable efforts to cause the landlord with respect to the following leased locations to issue its written consent, if necessary, to the change in the tenant from the Company to the Buyer without any charge or cost and without any material change in the terms of the applicable lease or other arrangement previously existing between such party and the Company or the Stockholders, with such transferred leases and landlord approvals to such transfer being attached hereto as Exhibit F: (1) 400 Perimeter Center Terrace, Suite 900, Atlanta, Georgia 30346; (2) 1536 Dunwoody Village Center, Suite 225, Dunwoody, Georgia 30338; (3) 3601 N. Rocky Pt. Drive East, Suite 200, Tampa, Florida 33607; and (4) Unit 109, Fountain Executive Centre Suites, 9000 West Sheridan Street, Pemborke Pines, Florida 33024.

     SECTION 6.6 Contract Assignments/Novations. Prior to the Closing Date or such reasonable time after the Closing Date as may be required, the Company and Stockholders agree to use their best commercially reasonable efforts do all acts reasonably necessary to cause all parties to all material contracts with the Company to issue their written consent, if necessary, to the assignment and novation of all such contracts from the Company to the Buyer without any charge or cost and without any material change in the terms of the applicable contract or other arrangement previously existing between such party and the Company or Stockholders, with such consents to be set forth on Schedule 7.2(c) hereto.

     SECTION 6.7 Best Efforts. The parties hereto shall use their best commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby as promptly as practicable.

     SECTION 6.8 Public Announcements. The parties hereto agree that only Parent may make any public announcement of the existence of this Agreement and/or the transactions contemplated hereby, including but not limited to, the Merger.

     SECTION 6.9 Tail Insurance. The Stockholders shall purchase, at the sole cost and expense of the Stockholders, a Discontinued Products and Operations Coverage liability insurance policy to cover the eighteen (18) month period immediately following the Closing Date, with such policy to provide for the same insurance coverage as the Company's existing liability policies, but at no less than One Million Dollars ($1,000,000.00) of insurance coverage per occurrence and Three Million Dollars ($3,000,000.00) of insurance coverage in the aggregate, and with evidence of such Discontinued Products and Operations Coverage liability insurance to be attached hereto as Schedule 6.9.

     SECTION 6.10 No Competing Transactions. The Company and the Stockholders agree that they shall not, individually or in the aggregate, engage in or conduct any discussions relating to any Competing Transaction.

     SECTION 6.11 Tax-Deferred Reorganization. The parties hereto shall use their commercially reasonable best efforts to cause the Merger to constitute a tax-deferred reorganization under Code Section 368(a). Parent represents that as of the date hereof, it has no plan or intention to liquidate, merge or cause the Surviving Corporation to sell or otherwise dispose of its assets, or do any other act that would jeopardize the qualification of the Merger contemplated by this Agreement as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. All parties covenant to report on their applicable federal and state tax returns the Merger and the consequences of the Merger consistently with the foregoing.

     SECTION 6.12 Additional Tax Matters.

          (a) Tax Periods Ending on or before the Closing Date.

              (i) Stockholders shall prepare or cause to be prepared and file or cause to be filed, at Stockholders' cost and expense, all Tax Returns for the Company (including, without limitation, the Company's final federal Form 1120, U.S. Income Tax Return, or final federal Form 1120S, U.S. Income Tax Return for an S Corporation, as the case may be, and any related state income Tax Return) for all periods ending on or prior to the Closing Date which are filed after the Closing Date, including but not limited to the preparation and filing of the final Tax Returns for the Company for the fiscal year or portion thereof in which the Closing occurs ("Final Tax Return") on or before the fifteenth (15th) day of the third month, or the fifteenth (15th) day of the fourth (4th) month for an S Corporation, after Closing and deliver or cause to be delivered on that same date the Final Tax Return and financial statements for the time period covered by the Final Tax Return, as well as the Tax Return for the full year immediately preceding the period covered by the Final Tax Return and financial statements for that immediately preceding full year, to the following person:
Leigh Zoloto, AIM Group, Inc., P.O. Box 270, Highway 208, Jones Mill, Arkansas 72105. The Stockholders shall permit Buyer to review and comment on each such Tax Return (including but not limited to the Final Tax Return) described in the preceding sentence prior to filing. To the extent required by applicable law, the Stockholders shall include any income, gain, loss, deduction or other tax items for such periods on the Stockholders' Tax Return(s) in a manner consistent with the Schedule K-1(s) relating to such income Tax Return(s) for such periods. The Stockholders shall be solely liable for, shall pay and shall indemnify Buyer from, any Taxes of the Company with respect to such periods.

              (ii) The Buyer shall prepare or cause to be prepared and file or cause to be filed, at Buyer's cost and expense, any Tax Returns for the Company for all periods beginning on or after the Closing Date, including, without limitation, the final income Tax Returns, if any, of the Company that may be required to be filed after the Closing but prior to the merger or liquidation of the Company into the Buyer.

          (b) Cooperation on Tax Matters.

              (i) Buyer, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.12 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Stockholders agree to provide Buyer upon Closing with all books and records with respect to Tax matters pertinent to the Company relating to any taxable period before Closing (including any extensions thereof) as to which the statute of limitations has not expired and warrant that no such books and records have been transferred, destroyed or discarded and that the Company and the Stockholders have abided by all record retention agreements, if any, entered into with any taxing authority.

              (ii) Buyer and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     SECTION 6.13 Registration Rights Agreement. Parent and the Stockholders shall enter into a registration rights agreement substantially in the form attached hereto as Exhibit G (the "Registration Rights Agreement"), pursuant to which the Stockholders will receive certain rights to register their shares of AIM Common Stock in accordance with the terms of such agreement.

     SECTION 6.14 Redemption of Certain Shares of CSS and CSS Financial. Immediately prior to the Effective Time, the Company shall take all such action necessary to consummate simultaneously with the Closing of the transactions contemplated hereby the redemption of the shares of capital stock of CSS and CSS Financial held by Todd Melioris pursuant to the terms of that certain Letter Agreement by and between CSS, CSS Financial, Mr. Melioris and the Stockholders dated as of April 20, 1999, a true and correct copy of which has been delivered to Parent prior to the date of this Agreement and is attached hereto as Schedule
6.14 (the "Redemption Transaction"); it being understood that, notwithstanding the foregoing, the Redemption Transaction (if consummated pursuant to the terms thereof) shall be deemed to have been consummated prior to the Closing of the Merger with the effect that the shares of capital stock of CSS and CSS Financial theretofore outstanding and issued in the name of Meloiris shall not be issued and outstanding immediately prior to the Merger and, in no event, shall such shares be entitled to any portion of the Merger Consideration.

     SECTION 6.15 Expulsion of Certain Stockholders of CSS and CSS Financial. The Company and the Stockholders will use their best efforts to expel Chris Brecher and Joe Kozak as stockholders of CSS and CSS Financial pursuant to the terms of those certain Amended and Restated Shareholders Operating Agreements, each dated as of September 28, 1998 relating to CSS and CSS Financial (collectively, the "Shareholders Operating Agreements") prior to the Effective Time (the "Stockholder Expulsions") with the effect that the shares of capital stock of CSS and CSS Financial theretofore outstanding and issued in the names of Messrs. Brecher and Kozak shall not be issued and outstanding immediately prior to the Merger and, in no event, shall such shares be entitled to any portion of the Merger Consideration.

     SECTION 6.16 Termination of Shareholders Operating Agreements. The Stockholders shall take all action necessary to terminate the Shareholders Operating Agreements immediately prior to the Effective Time, with such termination to be attached hereto as Schedule 6.16.

     SECTION 6.17 Stockholder Approval. The Stockholders shall take all action necessary under the Delaware General Corporation Law and the Georgia Business Corporation Code to approve the Merger and adopt this Agreement immediately after the consummation of the Redemption Transaction and the completion of the Stockholder Expulsions.

                                   ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required Governmental Entities.

          (c) Completion of Parent's Private Equity Offering. Parent and Buyer shall have completed their private equity offering by July 31, 1999, which private equity offering shall have raised a minimum of at least Four Million Dollars ($4,000,000.00), or there shall be such other sources of funds available to Parent which, together with the proceeds of the private equity offering, shall enable Parent to make cash available to pay the Cash Consideration.

          (d) Completion of Stockholder Expulsions and Closing of Redemption Transaction. The Stockholder Expulsions shall have become effective and the Redemption Transaction shall have been consummated.

     SECTION 7.2 Additional Conditions to Obligations of Buyer and/or Parent. The obligations of Parent and Buyer to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Parent or Buyer:

          (a) Representations and Warranties.

              (i) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, individually or in the aggregate, except where the failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Solely for purposes of this section and in determining compliance with the conditions set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Company Material Adverse Effect were not contained therein. Parent or Buyer shall have received a certificate of the President of the Company to such effect; and

              (ii) Each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent or Buyer shall have received a certificate of the President or Chief Financial Officer of the Company to that effect.

          (c) Third Party Consents and Waivers. The Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Parent or Buyer, in respect of the contracts or agreements set forth on Schedule 7.2(c).

          (d) Company Material Adverse Effect. The Company shall not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

          (e) Legal Opinion. Parent or Buyer shall have received the legal opinion of Rogers & Hardin, counsel for the Company and the Stockholders, covering the matters set forth on Exhibit D hereto.

          (f) Employment and Non-Competition Agreements. The Stockholders and such other employees of the Company as shall be identified by Parent and the Buyer shall execute employment and non-competition agreements (collectively, the "Employment Agreements") in the forms attached hereto as Exhibits B-1, B-2, B-3 and B-4, respectively.

          (g) Non-Competition Agreement. The Stockholders shall execute and deliver to Parent and Buyer non-competition agreements in the forms attached hereto as Exhibits C-1, C-2 and C-3.

          (h) UCC Forms. The Company and the Stockholders shall execute and deliver to Parent and Buyer such UCC forms as may be necessary in the opinion of the counsel for Parent and Buyer to evidence that all the Assets of the Company are free and clear of any Liens.

          (i) Tail Insurance. Stockholders shall deliver to Parent and Buyer evidence of the purchase by Stockholders, at the sole cost and expense of Stockholders of a Discontinued Products and Operations Coverage liability insurance policy to cover the eighteen (18) month period immediately following the Closing Date, with such policy to provide for the same insurance coverage as the Company's existing liability policies, but at no less than One Million Dollars ($1,000,000.00) of insurance coverage per occurrence and Three Million Dollars ($3,000,000.00) of insurance coverage in the aggregate, and with evidence of such Discontinued Products and Operations Coverage liability insurance policy to be attached hereto as Schedule 6.9.

          (j) Registration Rights Agreement. The Stockholders shall execute and deliver to Parent the Registration Rights Agreement in the form attached hereto as Exhibit G.

     SECTION 7.3 Additional Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and/or the Stockholders to effect the Merger and the other transactions contemplated in this Agreement are subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Company or the Stockholders on behalf of both such parties:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct when made and on and as of the Closing Date as if made on and as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. Solely for purposes of this section and in determining compliance with the conditions set forth herein, any representation and warranty made by Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Parent Material Adverse Effect were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

          (b) Agreements and Covenants. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. The Company shall have received a certificate of the President of Parent to that effect.

          (c) Parent Material Adverse Effect. Parent shall not have become subject to any action or event which resulted in or may likely result in a Parent Material Adverse Effect.

          (d) Legal Opinion. The Company shall have received the legal opinion of Freedman, Levy, Kroll & Simonds, counsel to Parent and the Buyer, covering the matters set forth on Exhibit E.

          (e) Nomination of Stockholder for Parent's Board of Directors. At the Closing, two (2) of the Stockholders will be elected to the Board of Directors of the Parent. At the first annual meeting of the shareholders of the Parent after the Closing Date, the Parent will use its best efforts to cause two
(2) of the Stockholders to be nominated to serve on the Parent's Board of Directors.

          (f) Certain Agreements. Parent shall have executed the Registration Rights Agreement in the form attached hereto as Exhibit G and Buyer shall have executed the Employment Agreements attached hereto as Exhibits B-1, B-2, B-3 and B-4.

                                  ARTICLE VIII

               TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of Parent or Buyer and the Company;

          (b) by Parent or Buyer, upon a material breach of any covenant or agreement on the part of the Company or the Stockholders as set forth in this Agreement;

          (c) by the Company, upon a material breach of any covenant or agreement on the part of Parent or Buyer as set forth in this Agreement;

          (d) by either Parent, Buyer or the Company, if there shall be any order of a Governmental Entity which is final and non-appealable preventing the consummation of the Merger;

          (e) by either Parent, Buyer or the Company, if the Closing shall not have occurred on or before July 31, 1999 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement). This deadline may be extended for up to forty-five (45) days if the private equity offering is similarly extended.

     SECTION 8.2 Investigation. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

     SECTION 8.4 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.5 Fees, Expenses and Other Payments. Parent, Buyer, the Company and the Stockholders each shall bear its and their own respective costs and expenses which are incurred in connection with the preparation, negotiation and performance of this Agreement (including any prior memorandum of understanding or letter of intent relating hereto) and the transactions contemplated hereby, including all due diligence expenses and fees and expenses of agents, representatives, counsel and accountants.

     SECTION 8.6 Indemnification.

          (a) The Stockholders, severally and not jointly, shall indemnify and defend each of Parent and the Buyer, and hold them harmless, from and against any and all losses, damages, Liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "Loss"), resulting from or arising out of any:
(i) breach of any representation or warranty or agreement of the Company or the Stockholders contained herein; or (ii) Liability of the Company, whether or not addressed by a representation or warranty, which was created, incurred or arose from facts, events, conditions or circumstances existing on or before the Closing Date, to the extent that, but only to the extent that, such Liability was not reflected or reserved against on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for Liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet (provided that the items listed on Schedule 3.8 shall be deemed to be incurred in the Ordinary Course of Business unless otherwise objected to by Parent or Buyer prior to the Closing Date). No claim for indemnification pursuant to this
Section 8.6(a) may be made subsequent to the date eighteen (18) months after the Closing Date or in respect of a Loss for which Parent or Buyer has otherwise been previously reimbursed by the Stockholders, provided, however, that no such expiration period shall apply to any Loss or Liability arising out of (1) any claim made by any former stockholder of the Company; (2) any dispute between the Company and Sun Time Enterprises, Inc., with respect to the services and/or software provided to Sun Time Enterprises, Inc. by the Company (specifically including the law suit styled Sun Time Enterprises, Inc. v. Client Server Solutions, Inc., Platinum Software Corporation and Barbara Powell, Civil Action File No. 98-004293-CI-11 in the Circuit Court of the Sixth Judicial Circuit of the State of Florida, Pinellas County Civil Division, and any arbitration with respect to such dispute) (the "Law Suit"); and (3) any breach of the representations and warranties in Sections 3.4, 3.1A and 3.4A hereof. Without limiting any other rights of Parent or Buyer, any such Loss may be deducted by Parent or Buyer from the outstanding principal amount of the Note portion of the Merger Consideration consideration after the matter has been finally adjudicated or settled pursuant to this Section 8.6.

          (b) (i) If any third party shall notify Parent or Buyer with respect to any third party claim (a "Third Party Claim") that may give rise to a Loss, then Parent or Buyer shall promptly notify the Stockholders thereof in writing; provided, however, that no delay on the part of Parent or Buyer in notifying the Stockholders shall relieve the Stockholders from any obligation hereunder unless (and then solely to the extent) the Stockholders are prejudiced by such delay.

              (ii) The Stockholders will have the right to defend Parent and Buyer against the Third Party Claim with counsel selected by Stockholders and reasonably satisfactory to Parent or Buyer, so long as: (A) the Stockholders so notify Parent and Buyer in writing within fifteen (15) days of the Third Party Claim becoming known to the Stockholders, acknowledging that such claim is in respect of a Loss described in Section 8.6(a); (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent or Buyer, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent or Buyer; and (D) the Stockholders conduct the defense of the Third Party Claim actively and diligently.

              (iii) So long as the Stockholders are conducting the defense of the Third Party Claim in accordance with Section 8.6(b)(ii), (A) Parent or Buyer may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) Parent or Buyer will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Stockholders (which consent will not be withheld unreasonably); and (C) the Stockholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Parent or Buyer (which consent will not be withheld or delayed unreasonably).

              (iv) In the event that any of the conditions in Section
8.6(b)(ii) is or becomes unsatisfied, (A) Parent or Buyer may defend against the Third Party Claim in any manner it reasonably may deem appropriate; provided, however, that Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Stockholders, which consent shall not be unreasonably withheld; (B) Parent or Buyer shall be reimbursed by Stockholders, or Parent or Buyer may deduct such amounts from the next payment(s) due to Stockholders under the Note portion of the Merger Consideration consideration, promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Stockholders will remain responsible for any Loss that Parent or Buyer actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.6.

          (c) Notwithstanding anything to the contrary herein, no party from which indemnification may be sought ("Indemnifying Party") shall have any liability with respect to any Losses under this Section 8.6 until the total of all such Losses exceeds One Hundred Fifty Thousand Dollars ($150,000.00) ("Basket Amount"), except as specifically set forth below. In the event the aggregate of all such Losses exceeds the Basket Amount, then in such event the Indemnifying Party shall be obligated to indemnify the parties seeking indemnification ("Indemnified Parties") as provided in this Section 8.6 for all Losses in excess of the Basket Amount; provided, however, that in no event shall the aggregate liability of the Indemnifying Party exceed Two Million Six Hundred Fifty Thousand Dollars ($2,650,000), except as specifically set forth below. Notwithstanding anything contained herein to the contrary, (i) the Buyer and/or Parent shall immediately be entitled to indemnification for any and all Losses or Liabilities, regardless of whether such Losses or Liabilities exceed the Basket Amount, arising out of or resulting from (a) the Law Suit or any arbitration or other dispute with Sun Time Enterprises, Inc.; (b) any claim made by any former stockholder of the Company; or (c) any breach of the representations and warranties in Sections 3.4, 3.1A and 3.4A hereof, without having to wait for such Losses and/or Liabilities to exceed the Basket Amount; and (ii) there shall be no limitation on the liability of the Stockholders under this Section 8.6 for Losses or Liabilities which relate to any claim made by any former stockholder or the Company or any breach of the representations and warranties in Sections 3.4, 3.1A and 3.4A hereof.

          (d) If any event shall occur which would otherwise entitle an Indemnified Party to assert a claim for indemnification hereunder, no Loss shall have been sustained by such Indemnified Party for purposes hereof to the extent of (i) any tax savings realized by such Indemnified Party with respect thereto or (ii) any proceeds received by such Indemnified Party from any insurance policies with respect thereto.

          (e) An Indemnifying Party shall not be liable under this Section 8.6 for any Loss resulting from any event relating to a breach of any representation or warranty if the Indemnifying Party can establish that the Indemnified Party had actual knowledge on or before the Closing Date of such event.

          (f) The rights and remedies of an Indemnified Party under this Section
8.6 shall be the exclusive rights and remedies of such Indemnified Party for any Losses suffered or incurred by an Indemnified Party in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby.

          (g) Upon payment in full of any claim under this Section 8.6, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

          (h) The Parent and Buyer shall indemnify and defend each of the Company and Stockholders, and hold them harmless, from and against any and all Liabilities and/or Losses resulting from or arising out of any breach of any representation or warranty or agreement of the Parent or Buyer contained herein, upon identical terms and conditions as set forth in this Section 8.6 with respect to the indemnification given by the Company and Stockholders to the Parent and/or Buyer.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Effectiveness of Representations, Warranties and Agreements.

          (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate on the date which is eighteen (18) months after the Closing Date, except that the representations, warranties and agreements set forth in
Section 3.3, and Article IIIA, and Section 6.6, Section 6.7, and Article VIII and Article IX shall not so terminate.

     SECTION 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by overnight delivery service (e.g., Federal Express), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the fax number specified below:

          (a) If to Parent or Buyer:

                         AIM Group, Inc.
                         P.O. Box 208, Highway 270
                         Jones Mill, Arkansas 72105
                         Attention:  President
                         Attention:  Chief Financial Officer
                         Fax No.:  (501) 844-4095

               with a copy (which shall not constitute notice) to:

                         Freedman, Levy, Kroll & Simonds
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C.  20036
                         Attention:  Jay W. Freedman, Esq.
                         Fax No.:  (202) 457-5151

          (b) If to the Company or the Stockholders:

                         Client Server Solutions, Inc.
                         400 Perimeter Center Terrace, Suite 900
                         Atlanta, Georgia 30346
                         Fax No.: (770) 730-8521

               with a copy (which shall not constitute notice) to:

                         Rogers & Hardin LLP
                         2700 International Tower
                         229 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Attention: Robert C. Hussle, Esq.
                         Fax No.: (404) 525-2224

     SECTION 9.3 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Accounts Payable" as defined in Section 2.1(e)(i);

     "Accounts Receivable" as defined in Section 3.18;

     "Accrued Expenses" means accrued salaries and expenses;

     "Actual Value" as defined in Section 2.1(f)(i)(C);

     "Adjusted Working Capital" as defined in Section 2.1(e)(i);

     "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law;

     "Agreement" as defined in the Preamble;

     "AIM Common Stock" as defined in Section 1.3.

     "Articles of Merger" as defined in Section 1.1;

     "Assets" means any and all properties and assets (real, personal or mixed, tangible or intangible) of the Company;

     "Balance Sheet" as defined in Section 3.7;

     "Bank Debt" as defined in Section 2.1(e)(i);

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

     "Basket Amount" as defined in Section 8.6(c);

     "Buyer" as defined in the Preamble;

     "Buyer's Value" as defined in Section 2.1(f)(i)(A);

     "Cash Consideration" as defined in Section 1.3(c);

     "Certificate of Merger" as defined in Section 1.1;

     "Certificates" as defined in Section 2.1(b);

     "Closing" and "Closing Date" as defined in Section 1.5;

     "Code" means the Internal Revenue Code of 1986, as amended;

     "Company" as defined in the Preamble;

     "Company Common Stock" as defined in the Preamble;

     "Company Employee Benefit Plan" as defined in Section 3.22;

     "Company Material Adverse Effect" means any change or effect relating to the time prior to the Closing Date that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities or operations of the Company at the time of such change or effect. A Company Material Adverse Effect shall be deemed to exist if there shall occur any event which relates to the time prior to the Closing Date and which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds Fifty Thousand Dollars ($50,000.00);

     "Company Permits" as defined in Section 3.6;

     "Competing Transaction" means any of the following involving the Company or any Subsidiary or Affiliate of the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty-five percent (25%) or more of the Assets of the Company in a single transaction or series of transactions; or (iii) any offer (whether cash or securities) for twenty-five percent (25%) or more of the outstanding shares of capital stock of the Company;

     "Contract" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the Assets of such Person is bound;

     "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise;

     "CSS Merger" as defined in the Preamble;

     "CSS Financial Merger" as defined in the Preamble;

     "Effective Date" as defined in Section 1.1;

     "Effective Time" as defined in Section 1.1;

     "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2);

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1);

     "Employment Agreements" as defined in Section 7.2(f);

     "Employee Shares" as defined in Section 1.3(c);

     "Encumbrances" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever;

     "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that together with the Company (or any person whose liabilities the Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and
(c) of Section 414 of the Code shall be taken into account).

     "Escrow Agent" as defined in Section 2.1(a);

     "Escrow Shares" as defined in Section 1.3(c);

     "Exchange Act" means the Securities Exchange Act of 1934, as amended;

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended;

     "Final Tax Return" as defined in Section 6.12;

     "Financial Statements" as defined in Section 3.7;

     "GAAP" means United States generally accepted accounting principles as in effect from time to time;

     "Governmental Entities" as defined in Section 3.5(b);

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

     "Indemnified Parties" as defined in Section 8.6(c);

     "Indemnifying Party" as defined in Section 8.6(c);

     "Inventory" as defined in Section 3.16;

     "Knowledge" or "Known" means, with respect to a particular fact or other matter, that (i) an individual is actually aware of such fact or other matter or
(ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry concerning the existence of such fact or other matter; a Person

(other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

     "Law Suit" as defined in Section 8.6(a);

     "Laws" as defined in Section 3.5(a);

     "Liability" or "Liabilities" as defined in Section 3.8;

     "Lien" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law;

     "Loss" as defined in Section 8.6(a);

     "Merger" as defined in the Preamble;

     "Merger Consideration" as defined in Section 1.3(c);

     "Merger Consideration Adjustment" as defined in Section 2.1(e)(ii);

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37);

     "Notes" as defined in Section 1.3;

     "Ordinary Course of Business" with respect to any entity, means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity;

     "Parent" as defined in the Preamble;

     "Parent Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities or operations of Parent and its Subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds Fifty Thousand Dollars ($50,000);

     "Parent Representatives" as defined in Section 5.4;

     "Parent SEC Reports" as defined in Section 4.5(a);

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity;

     "Post-Closing Date Adjustment Date" as defined in Section 1.2(c)(iii);

     "Redemption Transaction" as defined in Section 6.14;

     "Registration Rights Agreement" as defined in Section 6.13;

     "Replacement Notes" as defined in Section 2.1(e)(vii);

     "SEC" means the U.S. Securities and Exchange Commission;

     "Securities Act" means the Securities Act of 1933, as amended;

     "Security Interest" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and
(d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

     "Shareholders Operating Agreements" as defined in Section 6.15;

     "Shares" as defined in the Preamble;

     "Stockholder Expulsions" as defined in Section 6.15;

     "Stockholders" as defined in the Preamble;

     "Stockholders' Value" as defined in Section 2.1(f)(i)(B);

     "Subsidiary" or "Subsidiaries" of the Company, Parent, the Buyer or any other Person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     "Surviving Corporation" as defined in Section 1.1;

     "Tax" or "Taxes" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

     "Third Party Claim" as defined in Section 8.6(b).

     SECTION 9.4 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 9.5 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.6 Entire Agreement and Modification. This Agreement (together with the exhibits and schedules) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.9 Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.10 Further Assurances. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     SECTION 9.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 9.12 Jurisdiction; Service of Process. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT MAY BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE COURTS OF THE STATE OF GEORGIA, COUNTY OF FULTON, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

     SECTION 9.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized:

AIM GROUP, INC.

By: /s/ Paul R. Arena
   ----------------------------------
   Paul R. Arena
   Chief Executive Officer

AIM SOLUTIONS, INC.

By: /s/ Paul R. Arena
   ----------------------------------
   Paul R. Arena
   President

CLIENT SERVER SOLUTIONS, INC.

By: /s/ Michael Griffith
   ----------------------------------
   Michael Griffith
   President

CSS FINANCIAL SOFTWARE SALES, INC.

By: /s/ Michael Griffith
   ----------------------------------
   Michael Griffith
   President

SOLE STOCKHOLDERS:
/s/ L. Joseph Artime
------------------------------
L. Joseph Artime


/s/ Michael Griffith
------------------------------
Michael Griffith


/s/ William Boynes, Jr.
------------------------------
William Boynes, Jr.